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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

       Date of Event Requiring Report: September 26, 2001


                   Copper Valley Minerals Ltd.
(Exact name of registrant as specified in its corporate charter)


Nevada                      000-27277                  98-0207554
(State of Incorporation)   (Commission                (IRS Employer
                           File Number)               Identification #)


                        2060 Gisby Street
            Vancouver, British Columbia, Canada V7V 4N3
            --------------------------------------------
              (Address of Principal Executive Offices)

                         (604) 926-4300
             ----------------------------------------
        (Registrant's telephone number, including area code)

                         Not Applicable
         ---------------------------------------------------
               (Registrant's Former Name and Address)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On September 24, 2001, J. Stephen Barley, the majority shareholder of the Company (the "Seller"), entered into a share purchase agreement (the "Share Purchase Agreement") with Sarah Dankert, Michael Schliman and Zaida Torres (the "Purchasers") and the Company, which results in a restructuring of the Company's management, Board of Directors (the "Board"), and ownership. Pursuant to the terms of the Share Purchase Agreement, Mr. Barley sold an aggregate of 1,200,000 shares of common stock of the Company, representing 59.0% of the issued and outstanding common stock. As consideration for the purchase of the shares, the Purchasers paid an aggregate sum of $329,675 cash to Seller. Commensurate with the Share Purchase Agreement, J. Stephen Barley tendered a letter of resignation to the Board to resign as its sole Board member, effective upon the appointment of a new Board member, Richard Libutti. The resignation will not occur, and the new directors will not begin their term, until after the expiration of the ten day period beginning on the later of the date of the filing of an information statement with the SEC pursuant to Rule 14f-1 or the date of mailing of this Schedule 14f-1 information statement to the Company's shareholders.

The Purchasers acquired 1,200,000 shares (approximately 59.0% of the outstanding shares of Common Stock) for an aggregate purchase price of $329,675 on September 26, 2001 pursuant to the Share Purchase Agreement. Each purchaser acquired 400,000 shares of the Company's common stock. The consideration for the acquisition was paid from the personal funds of the Purchasers.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

NONE.

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The board of directors of the Company approved a stock dividend to be issued to all shareholders of the Company on October 10, 2001. The record date for the stock dividend shall be October 22, 2001. Each shareholder of the Company as of the record date will be issued two (2) additional shares of the Company's common stock for each one (1) share currently owned as of the record date.


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS


The Company anticipates that on or about October 20, 2001, J. Stephen Barley will declare effective a tendered letter of resignation to the Board to resign as its sole Board member, effective upon the appointment of a new Board member, Richard Libutti.

The following table sets forth information regarding the Company's proposed director.

NAME                            AGE
-----------------------------------
Richard Libutti                  43

Mr. Richard Libutti has approximately 21 years of diverse experience in financial reporting, tax compliance, debt and equity capital placements and mergers and acquisitions. Mr. Libutti joined Banyan Capital Partners, Inc. as CFO in February 2001. Prior to joining Banyan, he served as Chief Financial Officer and Vice President of Finance for National Financial Companies, LLC ("NFC"), a merchant banking company that he joined in 1995. Prior to NFC, Mr. Libutti was the Controller for several domestic and international businesses, including LSG Sky Chefs, a wholly owned company of AMR, Inc. (American Airlines). From 1980 through 1989 he was Senior Accountant and Operations Manager for a regional Certified Public Accounting firm. He graduated from Bryant College in 1980 with a Bachelor of Science degree in Business Administration.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

None

EXHIBITS

Exhibit 10.1 Share Purchase Agreement dated September 24, 2001 between the Registrant, J. Stephen Barley, Sarah
               Dankert, Michael Schliman and Zaida Torres


ITEM 8. CHANGE IN FISCAL YEAR

None

ITEM 9.  REGULATION FD DISCLOSURE

None

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                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    October 10, 2001
          By Order of the Board of Directors

                                  COPPER VALLEY MINERALS LTD.


                                  By: /S/ J. Stephen Barley
                                      --------------------------------
                                      J. Stephen Barley
                                      President

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